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                                                               Exhibit 12.1


                           Boston Edison Company
             Computation of Ratio of Earnings to Fixed Charges
                     Twelve Months Ended September 30, 1997
                               (in thousands)


Net income from continuing operations               $144,739

Income taxes                                          86,617

Fixed charges                                        118,525
                                                    --------

     Total                                          $349,881
                                                    ========

Interest expense                                    $108,342
Interest component of rentals                         10,183
                                                    --------

     Total                                          $118,525
                                                    ========

Ratio of earnings to fixed charges                      2.95
                                                        ====
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